Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses:

1.	Registration Statement (Form S-8 File No. 333-147967) pertaining to Argo Group International Holdings, Ltd. 2007 Long-Term Incentive Plan and Argo Group International Holdings, Ltd. 2007 Employee Share Purchase Plan;

2.	Registration Statement (Form S-8 File No. 333-147714) pertaining to the Argo Group International Holdings, Ltd. – Argonaut Group, Inc. Amended and Restated Stock Incentive Plan, the Argonaut Group, Inc. Non- Employee Director Stock Option Plan, and the Argonaut Deferred Compensation Plan for Non-Employee Directors;

3.	Registration Statement (Form S-8 File No. 333-161299) pertaining to the Argo Group International Holdings, Ltd. 2007 Employee Share Purchase Plan; and

4.	Registration Statement (Form S-3 File No. 333-161445) pertaining to the Argo Group International Holdings, Ltd. registration of senior debt securities, subordinated debt securities, common shares, preferred shares, warrants, units, depository shares, purchase contracts, hybrid securities, trust preferred securities and guarantees of trust preferred securities;

of our reports dated February 29, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for costs associated with issuing or renewing insurance contracts, the effects of the adoption of the accounting standard related to the presentation of comprehensive income and additional condensed consolidating financial information, as to which the date is September 18, 2012, with respect to the consolidated financial statements and schedules of Argo Group International Holdings, Ltd. and the effectiveness of internal control over financial reporting of Argo Group International Holdings, Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2011, as updated by this Current Report on Form 8-K filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

September 18, 2012